As filed with the Securities and Exchange Commission on June 20, 2002
                                                Registration No. 333-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 -------------


                                  TEKRON, INC.
                                  ------------
               (Exact name of issuer as specified in its charter)

               Delaware                                         51-0395658
               --------                                         ----------
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

        26 Voyager Court South
      Etobicoke, Ontario Canada                                    M9WM7
      -------------------------                                    -----
(Address of principal executive offices)                        (Zip Code)


                                 -------------
                    AGREEMENTS WITH OFFICERS AND CONSULTANTS
                            (Full title of the plan)
                                 -------------



                           William Kefalas, President
                                  TEKRON, INC.
                             26 Voyager Court South
                         Etobicoke, Ontario Canada M9WM7
                                 (416) 679-0707
                                 --------------
                     (Name and address of agent for service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                  Proposed         Proposed
                                                  maximum          maximum
                                                  offering         aggregate       Amount of
Title of securities          Amount to be         price per        offering        registration
to be registered             registered           share            price           fee
----------------             ----------           -----            -----           ---
Common Stock, $0.001
par value per share          2,800,000            $0.12            $336,000        $30.91 *
===============================================================================================

-----------------
* Calculated in accordance with Rule 457 based upon the average of the closing bid and asked prices on June 19, 2002.

PROSPECTUS


                                  TEKRON, INC.

                        2,800,000 Shares of Common Stock


         This prospectus forms a part of a registration statement which registers an aggregate of 2,800,000 shares of common stock, that are collectively referred to as the "Shares", of Tekron, Inc. ("Tekron", "Company", "we", "us" or "our"). The Shares have been issued to Nicholas Plessas, Mary Maras, and Mario Liberatore, consultants of the Company, and William Kefalas, the President and sole Director of the Company. Mr. Plessas, Mr. Kefalas, Mr. Liberatore, and Mrs. Maras are sometimes referred to collectively as the "selling securityholders." The selling securityholders may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales by the selling securityholders.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

                                 -------------

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                                 -------------

         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.


                  The date of this prospectus is June 20, 2002

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

         o Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, filed on June 8, 2001;

         o Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001, filed on March 8, 2002;

         o Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, filed on November 13, 2001; and

         o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed on August 14, 2001.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to William Kefalas, Company President, 26 Voyager Court South Etobicoke, Ontario Canada M9WM7.


                                   THE COMPANY

         THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

OUR BUSINESS

         We are a development stage company and have no operations. Other than issuing shares to our shareholders, we have not commenced any operational activities. As such, we have no specific products, services, or business. We can be defined as a "shell" company whose sole purpose at this time is to locate and consummate a merger or acquisition with an unidentified private entity (a "Business Opportunity").

         In February 14, 2000, we voluntarily registered our common stock under the Securities Exchange Act of 1934 (the "Exchange Act") under a registration statement on Form 10-SB. We elected to file the registration statement and become subject to the reporting requirements of Section 13 of the Exchange Act because we believe it will be advantageous to us in attracting a Business Opportunity candidate. We believe a Business Opportunity will involve a transaction with a corporation not requiring cash or assets, but which desires to establish both a public market for its common stock and the perceived advantages of status as an Exchange Act registered corporation. There is no assurance that our assumption is correct.

         Federal and state tax consequences will likely be major considerations in any Business Opportunity we may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to the parties to the transaction, pursuant to various federal and state tax provisions. We intend to structure any Business Opportunity so as to minimize the federal and state tax consequences to both ourselves and the target entity; however, there can be no assurance that such Business Opportunity will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-fee treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties of the transaction.

         Sections 13 and 15(d) of the Exchange Act require companies which are subject to those rules provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that maybe incurred by some target entities to prepare such statements may preclude our consummation of an otherwise desirable acquisition. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

         We have not conducted, nor have others made available to us, results or market research indicating that market demand exists for the transactions contemplated by us. However, we do not presently have, and do not plan to establish, a marketing organization. Even in the event a Business Opportunity is identified for merger or acquisition contemplated by us, there is no assurance we will be successful in completing such Business Opportunity.

COMPETITION

         We are and will continue to be a limited competitor in the business of seeking business opportunities with private companies. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable Business Opportunity candidates for us. Nearly all such entitles have significantly greater experience and financial resources, technical expertise and managerial capabilities than we do. Consequently, we will be at a competitive disadvantage in identifying possible Business Opportunities and successfully completing a Business Opportunity.

INTELLECTUAL PROPERTY

         We have no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

GOVERNMENT REGULATION

         The proposed business activities described herein classify us as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their states. We do not intend to undertake any offering of our securities, either debt or equity, until such time as we have successfully implemented our business plan that we describe herein.

         Transferability of our shares of common stock is very limited because a significant number of states have enacted regulations or "blue sky" laws restricting or, in many instances prohibiting, the initial sale and subsequent resale of securities of "blank check" companies, such as Tekron, within that state. In addition, many states while not specifically prohibiting the issuance of securities may restrict securities of "blank check" companies, such as Tekron, within that state. Further, many states, while not specifically prohibiting or restricting securities of "blank check" companies, would require us to register our securities for sale or resale in their states. We currently have no plan to register any of our securities with any state. To ensure that any state laws are not violated through the resale of our securities, we will refuse to register the transfer of any of our securities to residents of any state which prohibits such resale if no exemption is available for such resales. We do not anticipate that a secondary trading market for our securities will develop in any state until subsequent to consummation of a Business Opportunity, if at all.

         Although we are subject to regulation under the Exchange Act, we believe we will not be subject to regulation under the Investment Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities.

EMPLOYEES

         We currently have 1 full and 1 part-time employee. There are no collective bargaining agreements with our employees. We have consulting agreements with Mary Maras, Nicholas Plessas, Mario Liberatore and William Kefalas, our sole director and president. Mrs. Maras, Mr. Plessas, Mr. Liberatore, and Mr. Kefalas are involved in other full-time business activities and they participate in the running of the Tekron on a part-time basis as needed. We do not plan to make any change in the number of our employees to evaluate Business Opportunities. The need for additional employees and their availability will be addressed in connection with our decision of whether or not to pursue a Business Opportunity.

DESCRIPTION OF PROPERTY

         We do not own or lease any real or personal property. We currently operate without charge out of an office located at 26 Voyager Court South, Etobicoke, Ontario Canada M9WM7. We believe that this space is sufficient for us at this time.

         We have no preliminary agreements or understandings with respect to the office facility subsequent to the completion of a Business Opportunity. Upon closure of a Business Opportunity, we plan to relocate our office to that of the Business Opportunity candidate.

         We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

         We are not a party to any legal proceedings.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         None.

                                  RISK FACTORS

         In evaluating us, the following risk factors should be considered:

WE HAVE NOT GENERATED ANY REVENUES AND OUR FUTURE RESULTS ARE UNCERTAIN.

         To date, we have had no revenue generating operations and our activities have been developing and refining our business plan. There can be no assurances that we will be able to execute any definitive agreements or develop or maintain profitable operations in the future. Additionally, we will be subject to all the risks incident to a start-up business. Prospective investors should consider the frequency with which relatively newly developed and/or expanding businesses encounter unforeseen expenses, difficulties, complications, problems and delays, as well as such other factors as competition with substantially larger companies.

WE HAVE EXPERIENCED HISTORICAL LOSSES, HAVE AN ACCUMULATED DEFICIT AND MAY NOT BECOME PROFITABLE.

         For the fiscal years ended March 31, 2001 and 2000, and the nine months ended December 31, 2001, we experienced net losses of $(4,503), $(4,227) and $(26,206), respectively. Our operating results for future periods could include significant expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future.

WE WILL REQUIRE ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. ANY INABILITY TO RAISE ADDITIONAL CAPITAL WHEN NEEDED COULD ADVERSELY AFFECT OUR ABILITY TO GROW OUR COMPANY.

         We may require additional capital in order to fund future operations. We do not have any commitments for additional financing and there can be no assurance that such additional funding, if required, will be available, or if available, will be available upon favorable terms. Insufficient funds may prevent us from implementing our business strategy. In the event we raise additional funds through the issuance of equity securities, dilution to the then existing stockholders will result and future investors may be granted rights superior to those of existing stockholders.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO LOCATE SUITABLE ACQUISITIONS.

         One of our biggest challenges in meeting our business strategy objectives will be to identify and close acquisitions. Because of the highly competitive nature of our target market segment and our limited financial resources, there can be no assurance that we will be able to identify and close suitable acquisitions for our planned expansion in any future period. Delays or failures in consummating acquisitions could materially adversely affect our business, financial condition, operating results or cash flows.

THE STRUCTURE OF OUR FUTURE ACQUISITIONS COULD BE VERY DILUTIVE TO OUR CURRENT SHAREHOLDERS.

         Our plan of operations is centered around acquisitions. It is likely that such the structure of these future transactions will involve a dilution of the interests of our current shareholders upon the issuance of additional shares of equity securities.

SECURITIES AND EXCHANGE COMMISSION RULES ON "PENNY STOCKS" COULD GREATLY AFFECT THE MARKET FOR OUR COMMON STOCK BY REDUCING LIQUIDITY AND THE ABILITY TO SELL OUR STOCK

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock" and be subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors, unless the common stock is listed on The Nasdaq SmallCap Market. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosure to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may adversely affect the ability of holders of shares of our common stock to resell them. While we intend at some future date to list our common stock on the Nasdaq SmallCap Market when we satisfy their various criteria, we cannot predict whether we will ever be able to qualify.

THE COMMON STOCK IS THINLY TRADED AND AN ACTIVE AND VISIBLE TRADING MARKET FOR THE COMMON STOCK MAY NOT DEVELOP.

         The Common Stock is currently traded on a limited basis on the Over-the-Counter Bulleting Board under the symbol "TKRN.OB". The quotation of the Common Stock on the OTCBB does not represent that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for the common stock will develop in the future. In the absence of an active trading market:

        o investors may have difficulty buying and selling or obtaining quotations for the common stock;
        o         market visibility for the common stock may be limited; and
        o a lack of visibility for the common stock may have a depressive effect on the market price for the common stock.

IT IS NOT POSSIBLE TO FORESEE ALL RISKS WHICH MAY AFFECT US. MOREOVER, WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE UNITS, INCLUDING THE RISK FACTORS DISCUSSED ABOVE.

                    AGREEMENTS WITH OFFICERS AND CONSULTANTS

GENERAL

         As a result of cash constraints affecting the Company, during recent periods of activities, the Company had access to limited funds to satisfy its financial obligations to various consultants. Specifically, the Company has issued 800,000 shares of its common stock to Mary Maras in compensation for certain administrative services, marketing and distribution services, and networking services provided and to be provided to the Company, pursuant to a Consulting Agreement between Mrs. Maras and the Company effective as of March 6, 2002. The Company also issued 500,000 shares of common stock to William Kefalas in compensation for certain executive services provided and to be provided to the Company, pursuant to a Consulting Agreement between Mr. Kefalas and the Company effective as of January 23, 2002. The Company issued 500,000 shares of common stock to Nicholas Plessas, in compensation for certain acquisition selection services, marketing and distribution services, and networking services provided and to be provided to the Company, pursuant to a Consulting Agreement between Mr. Plessas and the Company effective as of January 23, 2002.

         In addition, the Company issued 1,000,000 shares of common stock to Mario Liberatore, in compensation for certain marketing and distribution services, and networking services provided and to be provided to the Company, pursuant to a Consulting Agreement between Mr. Liberatore and the Company effective as of March 6, 2002.

FEDERAL INCOME TAX EFFECTS

         The following discussion applies to the issuance of the Shares and is based on federal income tax laws and regulations in effect on December 31, 2001. It does not purport to be a complete description of the federal income tax consequences of the issuance, nor does it describe the consequences of state, local or foreign tax laws which may be applicable.

         In connection with the issuance of Shares as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Shares received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Shares to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Shares, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the Shares received once the conditions to receipt of the Shares are satisfied.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of the Shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.

                        SALES BY SELLING SECURITYHOLDERS

         The following table sets forth

         o        the name of the selling securityholders,

         o the amount of shares of common stock held directly or indirectly,

         o the maximum amount of shares of common stock to be offered by the selling securityholders,

         o the amount of co4mmon stock to be owned by the selling securityholders following sale of the shares of common stock, and

         o the percentage of shares of common stock to be owned by the selling Securityholders following completion of such offering based on 5,095,000 shares being outstanding as of May 21, 2002.

                                                                                                   Percentage
                                                                            Shares to be           to be Owned
Name of Selling                     Number of             Shares to          Owned After              After
Securityholders                   Shares Owned           be Offered           Offering              Offering
---------------                   ------------           ----------         ------------           -----------
Nicholas Plessas                      620,000              500,000            120,000                 2.36%
William Kefalas                       588,000              500,000             88,000                 1.73%
Mary Maras                            800,000              800,000                  0                    0%
Mario Liberatore                    1,000,000            1,000,000                  0                    0%


                              PLAN OF DISTRIBUTION

         The Shares covered by this prospectus may be distributed from time to time by the selling securityholders in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling Securityholders in connection with sales of securities.

         The selling securityholders may sell the securities in one or more of the following methods, which may include crosses or block transactions:

         o through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time- to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling Securityholders to its partners or members, subject to rules relating to sales by affiliates;

         o through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares; or

         o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling securityholders may arrange for other brokers or dealers to participate. The selling securityholders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of the selling securityholders, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling securityholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling securityholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have provided each of the selling securityholders with a copy of these rules. We have also told the selling securityholders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

         Sales of securities by us and the selling securityholders or even the potential of these sales may have a negative effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share. As of May 21, 2002, there were issued and outstanding, 5,095,000 shares of common stock and no shares of preferred stock.

         Common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided proportionately on a per share basis among the holders of our common stock.

         Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Addison, Texas 75001.

                                     EXPERTS

         Our consolidated financial statements appearing in our Annual Report on Form 10-KSB, for the fiscal years ended March 31, 2001 and March 31, 2000, have been audited by S.W. Hatfield, CPA, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of S.W. Hatfield, CPA pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         We shall indemnify our directors, officers and employees to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and provided further that nothing in this section shall be deemed to obviate the necessity of the Board of Directors to make any determination that indemnification of the director, officer or employee is proper under the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the Delaware General Corporation Law.

         Section 145 of the General Corporation Law of Delaware, the jurisdiction in which we are incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.


                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference
-------  ---------------------------------------

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         o Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, filed on June 8, 2001;

         o Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001, filed on March 8, 2002;

         o Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, filed on November 13, 2001; and

         o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed on August 14, 2001.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to William Kefalas, Company President, 26 Voyager Court South Etobicoke, Ontario Canada M9WM7.

ITEM 4.  Description of Securities
-------  -------------------------

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.  Interests of Named Experts and Counsel
-------  --------------------------------------

         Not Applicable.

ITEM 6.  Indemnification of Directors and Officers
-------  -----------------------------------------

         We shall indemnify our directors, officers and employees to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and provided further that nothing in this section shall be deemed to obviate the necessity of the Board of Directors to make any determination that indemnification of the director, officer or employee is proper under the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the Delaware General Corporation Law.

         Section 145 of the General Corporation Law of Delaware, the jurisdiction in which we are incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 7.  Exemption From Registration Claimed
-------  -----------------------------------

         Inasmuch as the recipients of the Shares were knowledgeable and sophisticated, were either a senior consultant or officer of the Company, had access to relevant information pertaining to the Company and had the ability to fend for themselves, the issuance was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) of that act.

ITEM 8.  Exhibits
-------  --------

    10.1 Consulting Agreement effective March 6, 2002, between the Company and Mary Maras. *

    10.2 Consulting Agreement effective January 23, 2002, between the Company and Nicholas Plessas. *

    10.3 Consulting Agreement effective January 23, 2002, between the Company and William Kefalas. *

    10.4 Consulting Agreement effective March 6, 2002, between the Company and Mario Liberatore. *

    23.1      Consent of Independent Certified Public Accountants. *

--------------------
*   Filed herewith.

ITEM 9.  Undertakings
-------  ------------

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or n the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

    The Registrant pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Etobicoke, Ontario, Canada, on June 20, 2002.



                                                     TEKRON, INC.


                                                     By: /s/ William P. Kefalas
                                                        ------------------------
                                                        William P. Kefalas
                                                        President and Director


    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                  Title                              Date
    ---------                  -----                              ----

/s/ William P. Kefalas         President and Director             June 20, 2002
----------------------
William Kefalas































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